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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


       Date of Report (date of earliest event reported): December 31, 1997





                            CarrAmerica Realty, L.P.
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             (Exact name of registrant as specified in its charter)



          Delaware                 000-22741                      52-1976308
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(State or other jurisdiction     (Commission                    (IRS Employer
      of incorporation)            File No.)                 Identification No.)



             1700 Pennsylvania Avenue, N.W., Washington, D.C. 20006
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (202) 624-7500



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                                    FORM 8-K


ITEM 1.  Changes in Control of Registrant.

         Not applicable.

ITEM 2.  Acquisition or Disposition of Assets.

         On December 31, 1997, CarrAmerica Realty Corporation ("CARC") transferred San Mateo Center II & III, two office buildings located in San Mateo, California, to the Partnership. In exchange for this building, the Partnership issued approximately 803,150 Class A units to CARC, valued at approximately $25.5 million.

ITEM 3.  Bankruptcy or Receivership.

         Not applicable.

ITEM 4.  Changes in Registrant's Certifying Accountant.

         Not applicable.

ITEM 5.  Other Events.

         Not applicable.

ITEM 6.  Resignations of Registrant's Directors.

         Not applicable.

ITEM 7.  Financial Statements and Exhibits.

         (a)      Financial Statements

         It is not practicable at this time to file the historical financial statements relating to San Mateo Center II & III required by Item 7(a) of Form 8-K. The financial statements will be filed as soon as they are available and not later than March 14, 1998.

         (b)      Pro Forma Financial Information

         It is not practicable at this time to file the pro forma financial information relating to San Mateo Center II & III required by Item 7(b) of Form 8-K. The financial information will be filed as soon as it is available and not later than March 14, 1998.

ITEM 8.  Change in Fiscal Year.

         Not applicable.


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date:  January 15, 1998



                               CARRAMERICA REALTY, L.P.
                               By: CarrAmerica Realty GP Holdings, Inc.,
                                   its general partner



                               By:  /s/ Brian K. Fields
                                    -----------------------------
                                    Brian K. Fields
                                    Vice President, Treasurer and
                                      Chief Financial Officer